EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 2-98466) and Form S-8 (Nos. 33-3899, 33-34039 and 33-35283) of Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-58838) of Chevron Canada Finance Limited and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8
(No. 2-90907) of Caltex Petroleum Corporation of our report dated February 28, 1995 appearing on page FS-13 of this Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Francisco, California
March 29, 1995



                                   EX-3